Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
MGP Ingredients, Inc.:

We consent to the use of our report with respect to the consolidated financial statements and related financial statement schedule, and the effectiveness of internal control over financial reporting included in MGP Ingredients, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 incorporated by reference in this Form S-8.

Kansas City, Missouri
January 9, 2012